EXHIBIT 10(ii)(a)

AMENDMENT
to
THE STANLEY WORKS 1988 LONG-TERM STOCK INCENTIVE PLAN

Pursuant to resolutions adopted by the Board of Directors of The Stanley Works on December 17, 2003, THE STANLEY WORKS 1988 LONG-TERM STOCK INCENTIVE PLAN is hereby amended as follows, effective December 17, 2003:

Section 13 is deleted and replaced with the following:

13.	DEFINITION OF CHANGE IN CONTROL

A.    For purposes of this Plan, a "Change in Control of the Company" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(I)    Any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, as hereinafter defined) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors December 17, 2003 or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (i) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

(IV)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

B.    Solely for purposes of this Section 13, and notwithstanding anything to the contrary in any other provision of this Plan, the following terms shall have the meanings indicated below:

1.	"Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

2.	"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

3.	"Company" shall mean The Stanley Works.

4.	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

5.	"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Mark J. Mathieu Vice President, Human Resources